Exhibit 99.1

Coca-Cola Reports First Quarter 2021 Results

Global Unit Case Volume Was Even

Net Revenues Grew 5%;
Organic Revenues (Non-GAAP) Grew 6%

Operating Income Grew 14%;
Comparable Currency Neutral Operating Income (Non-GAAP) Grew 7%

Operating Margin Was 30.2% Versus 27.7% in the Prior Year;
Comparable Operating Margin (Non-GAAP) Was 31.0% Versus 30.7% in the Prior Year

EPS Declined 19% to $0.52; Comparable EPS (Non-GAAP) Grew 8% to $0.55

ATLANTA, April 19, 2021 – The Coca-Cola Company today reported first quarter 2021 results and provided an update on progress against its strategic initiatives. “We remain focused on emerging stronger and executing against our growth accelerators during the recovery phase. We are pleased with the progress we are making,” said James Quincey, Chairman and CEO of The Coca-Cola Company. “We are encouraged by improvements in our business, especially in markets where vaccine availability is increasing and economies are opening up, and we remain confident in our full year guidance.”

Highlights

Quarterly Performance
•Revenues: Net revenues grew 5% to $9.0 billion, and organic revenues (non-GAAP) grew 6%. This was driven by 5% growth in concentrate sales, while price/mix grew 1%. The quarter included five additional days, which resulted in an approximate 6-point benefit to revenue growth.
•Margin: Operating margin, which included items impacting comparability, was 30.2% versus 27.7% in the prior year, while comparable operating margin (non-GAAP) was 31.0% versus 30.7% in the prior year. Operating margin expansion was primarily driven by effective cost management, partially offset by currency headwinds.
•Earnings per share: EPS declined 19% to $0.52, and comparable EPS (non-GAAP) grew 8% to $0.55. Comparable EPS (non-GAAP) growth included the impact of a 2-point currency headwind.
•Market share: The company lost value share in total nonalcoholic ready-to-drink (NARTD) beverages as an underlying share gain in both at-home and away-from-home channels was more than offset by negative channel mix due to continued pressure in away-from-home channels, where the company has a strong share position.

•Cash flow: Cash from operations was $1.6 billion, up $1.1 billion versus the prior year, driven by positive business performance, five additional days in the quarter and working capital initiatives. Free cash flow (non-GAAP) was $1.4 billion, up $1.2 billion versus the prior year, primarily driven by cash from operations along with lower capital expenditures versus the prior year.

Company Updates
•Business environment update: Global unit case volume trends remain closely linked to consumer mobility, driven by vaccination rates in different markets and related improvements in away-from-home channels. Through the first quarter, volume trends steadily improved each month, driven by recovery in markets where coronavirus-related uncertainty has abated. The path to recovery, however, remains asynchronous around the world. March volume was back to 2019 levels, with growth in at-home channels being offset by pressure in away-from-home channels. Solid growth in Trademark Coca-Cola, sparkling flavors and the nutrition, juice, dairy and plant-based beverages category was offset by pressure in the hydration category during the quarter.
•Driving consumer-centric innovation through scaled brands: The company launched new products across several categories, leveraging loved brands to drive scale and impact. In the United States, the company launched smartwater®+, a lineup of infused hydration options featuring unique ingredient pairings and flavor extracts tailored for specific wellness occasions. Three smartwater®+ variants – smartwater®+ clarity, smartwater®+ tranquility and smartwater®+ renew – deliver unique hydration experiences and will be supported by a 360-degree marketing campaign. This rollout is the latest addition to the company’s portfolio of premium beverages across key markets. After initial success in international markets, the company launched Coca-Cola® with Coffee and Coca-Cola® with Coffee Zero Sugar in the United States to give consumers a refreshing and reinvigorating reset to their daily routine. This innovation exemplifies the company’s lift-and-shift strategy to scale successful beverage innovations to new markets, with the United States becoming the 50th market to launch the product. Additionally, Topo Chico™ Hard Seltzer continued its expansion in Latin America and Europe and was recently launched in key markets in the United States under an agreement with Molson Coors Beverage Co.
•Aligned bottling system investing for growth: The company continues to focus on strengthening bottling partnerships and bottler alignment as the system enters the recovery phase. Seamless system connectivity is helping the company maintain local relevance while benefiting from global scale. In line with its objective of focusing its resources on building consumer-loved brands and on innovation, the company announced in a separate Form 8-K filing with the Securities and Exchange Commission today that it plans to list Coca-Cola Beverages Africa (CCBA) as a publicly traded bottler and intends to sell a portion of its holdings in CCBA via an initial public offering. This demonstrates a commitment by the company for CCBA to remain Africa-focused and South Africa-headquartered. For more information, please refer to the press release section of the company’s website.
•Progress against long-term sustainability goals and creating business value: Environmental, social and governance (ESG) goals remain core to the company’s business and are embedded in its operations. The company delivered on its decade-long drive to enable the economic empowerment of 5 million women entrepreneurs through the 5by20 initiative. The program has reached more than 6 million women entrepreneurs, providing business-skills training, financial services, peer networks, mentoring and other resources. In addition, building on its water stewardship leadership, the company recently announced a holistic strategy to achieve water security where the company operates by 2030. The strategic framework focuses on three priorities: reducing shared water challenges around the world; enhancing community water and sanitation access with a focus on women and girls; and improving the health of priority watersheds. A full update of the company’s ESG priorities will be published April 20 in the 2020 Business & ESG Report, reflecting a continued journey toward driving sustainable business practices.

Operating Review – Three Months Ended April 2, 2021
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Changes, Net	Reported Net Revenues	Organic Revenues[2]	Unit Case Volume
Consolidated	5	1	(1)	0	5	6	0
Europe, Middle East & Africa	(2)	(5)	1	0	(6)	(7)	(2)
Latin America	2	7	(10)	0	(2)	8	0
North America	0	4	0	(1)	3	4	(6)
Asia Pacific	20	(2)	6	0	24	18	9
Global Ventures[3]	3	(8)	5	0	(1)	(5)	(3)
Bottling Investments	11	5	(2)	0	14	17	5
Operating Income and EPS

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated	14	8	(1)	7
Europe, Middle East & Africa	(15)	(5)	1	(10)
Latin America	2	(2)	(11)	15
North America	105	80	0	24
Asia Pacific	34	(2)	8	29
Global Ventures	37	(17)	6	48
Bottling Investments	125	51	(17)	91

Percent Change	Reported EPS	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[2]
Consolidated EPS	(19)	(27)	(2)	10

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any.
2 Organic revenues, comparable currency neutral operating income and comparable currency neutral EPS are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
3 Due to the combination of multiple business models in the Global Ventures operating segment, the composition of concentrate sales and price/mix may fluctuate materially on a periodic basis. Therefore, the company places greater focus on revenue growth as the best indicator of underlying performance of the Global Ventures operating segment.
In addition to the data in the preceding tables, operating results included the following:

Consolidated
•Unit case volume was even, as continued strength in at-home channels was offset by coronavirus-related pressure in away-from-home channels. Volume benefited from cycling the impact of the coronavirus pandemic in certain parts of the world last year. Strong growth in developing and emerging markets, led by China and India, was offset by pressure in developed markets, primarily the United States and Western Europe. Category performance was as follows:
◦Sparkling soft drinks grew 4% as solid growth in China, India and Latin America was partially offset by pressure in the fountain business in North America and away-from-home channels in Europe due to the coronavirus pandemic. Trademark Coca-Cola grew 4%, led by Asia Pacific and Latin America, along with solid growth in Coca-Cola® Zero Sugar, which grew 8%, driven by strong performance across all geographic operating segments. Sparkling flavors grew 2%, led by growth in Trademark Sprite in Asia Pacific.
◦Nutrition, juice, dairy and plant-based beverages grew 3% due to solid performance by Minute Maid® Pulpy in China and Maaza® in India. In North America, continued strong growth in Simply® and fairlife® was more than offset by a decline in Minute Maid®.
◦Hydration, sports, coffee and tea declined 11%. Hydration declined 12%, driven by a broad-based decline across all geographic operating segments. Sports drinks declined 1%, driven by a decline in Europe, Middle East & Africa, partially offset by continued strength in premium offerings and the zeros/lights portfolio in North America. Tea declined 6%, driven by declines in North America and Asia Pacific. Coffee declined 21%, driven by coronavirus-related pressure on Costa® retail stores.
•Price/mix was 1%, primarily driven by pricing in North America and Latin America, partially offset by negative channel and package mix due to the impact of the coronavirus pandemic. Concentrate sales were 5 points ahead of unit case volume, primarily due to five additional days in the quarter (an approximate 6-point benefit) partially offset by the timing of concentrate shipments.
•Operating income grew 14%, which included items impacting comparability in addition to currency headwinds. Comparable currency neutral operating income (non-GAAP) grew 7%, driven by solid organic revenue (non-GAAP) growth along with effective cost management across most geographic operating segments and Global Ventures.

Europe, Middle East & Africa
•Unit case volume declined 2%, primarily due to coronavirus-related pressure in away-from-home channels in Europe, partially offset by solid growth in sparkling soft drinks in Pakistan, Nigeria and Turkey.
•Price/mix declined 5%, driven by negative channel and package mix in Europe along with geographic mix pressure. Concentrate sales were in line with unit case volume as the benefit from five additional days in the quarter was offset by cycling the bottler inventory build in the prior year related to the uncertain environment.
•Operating income declined 15%, impacted by comparability items. Comparable currency neutral operating income (non-GAAP) declined 10%, primarily driven by top-line pressure from negative channel and package mix in Europe.
•The company gained value share in total NARTD beverages, primarily due to share gains in Europe and Eurasia & Middle East.

Latin America
•Unit case volume was even, as growth in sparkling soft drinks led by Mexico, Brazil and Argentina was offset by a decline in the hydration category across most markets.
•Price/mix grew 7%, driven by pricing in the marketplace including inflationary pricing in Argentina. Concentrate sales were 2 points ahead of unit case volume as the benefit from five additional days in the quarter was partially offset by cycling the bottler inventory build in the prior year related to the uncertain environment.
•Operating income grew 2%, which included items impacting comparability and an 11-point currency headwind. Comparable currency neutral operating income (non-GAAP) grew 15%, driven by solid organic revenue (non-GAAP) growth along with effective cost management.
•The company gained value share in total NARTD beverages as well as in most categories.

North America
•Unit case volume declined 6%. North America had strong growth in sparkling soft drinks in at-home channels along with growth in fairlife®, Simply® and Topo Chico®. This was more than offset by continued coronavirus-related declines in the fountain business, along with a decline in the hydration category primarily due to cycling the consumer stocking in the prior year driven by coronavirus-related uncertainty.
•Price/mix grew 4%, as solid growth in juice and dairy finished-goods brands, along with the category mix benefit from cycling strong sales in the hydration category last year, were partially offset by pressure in the fountain business and away-from-home channels. Concentrate sales were 6 points ahead of unit case volume, primarily driven by five additional days in the quarter.
•Operating income grew 105%, which included a tailwind from items impacting comparability. Comparable currency neutral operating income (non-GAAP) grew 24%, driven by pricing and effective cost management.
•The company lost value share in total NARTD beverages due to coronavirus-related restrictions in away-from-home channels, where the company has a strong share position.

Asia Pacific
•Unit case volume grew 9%, as strong growth in China and India was partially offset by coronavirus-related pressure in Japan and Southeast Asia. Growth in China benefited from cycling the impact of coronavirus-related lockdowns last year.
•Price/mix declined 2%, largely driven by geographic mix due to growth in emerging and developing markets outpacing developed markets. Concentrate sales were 11 points ahead of unit case volume, primarily due to five additional days in the quarter along with the timing of shipments in China.
•Operating income grew 34%, which included an 8-point currency tailwind. Comparable currency neutral operating income (non-GAAP) grew 29%, driven by solid organic revenue (non-GAAP) growth along with effective cost management across most operating units.
•The company lost value share in total NARTD beverages. This was driven by a share loss in Japan due to coronavirus-related restrictions in away-from-home channels, partially offset by share gains in China and Southeast Asia.

Global Ventures
•Net revenues declined 1% in the quarter, which included a 5-point currency tailwind. Organic revenues (non-GAAP) declined 5%. The revenue declines were primarily driven by coronavirus-related pressure on Costa® retail stores, partially offset by strong performance in Costa Express® machines in the United Kingdom and the benefit from five additional days in the quarter.
•Operating income and comparable currency neutral operating income (non-GAAP) grew 37% and 48%, respectively. This was primarily driven by effective cost management, partially offset by coronavirus-related pressure on Costa® retail stores.

Bottling Investments
•Unit case volume grew 5%, primarily due to solid growth in sparkling soft drinks in India and South Africa.
•Price/mix grew 5%, driven by pricing and trade promotion optimization in most markets along with a benefit from category and package mix.
•Operating income growth of 125% included a tailwind from items impacting comparability and a headwind from currency. Comparable currency neutral operating income (non-GAAP) grew 91%, driven by solid pricing along with effective cost management.

Outlook
The 2021 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2021 projected organic revenues (non-GAAP) to full year 2021 projected reported net revenues, full year 2021 projected comparable net revenues (non-GAAP) to full year 2021 projected reported net revenues, full year 2021 projected underlying effective tax rate (non-GAAP) to full year 2021 projected reported effective tax rate, or full year 2021 projected comparable EPS (non-GAAP) to full year 2021 projected reported EPS without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2021. The unavailable information could have a significant impact on the company’s full year 2021 reported financial results.
Full Year 2021
The company expects to deliver organic revenue (non-GAAP) percentage growth of high single digits. – No Change
For comparable net revenues (non-GAAP), the company expects a 1% to 2% currency tailwind based on the current rates and including the impact of hedged positions. – Updated
The company’s underlying effective tax rate (non-GAAP) is estimated to be 19.1%. This does not include the impact, if the company were not to prevail, of the ongoing tax litigation with the U.S. Internal Revenue Service. – Updated
Given the above considerations, the company expects to deliver comparable EPS (non-GAAP) percentage growth of high single digits to low double digits versus $1.95 in 2020. – No Change
Comparable EPS (non-GAAP) percentage growth includes a 2% to 3% currency tailwind based on the current rates and including the impact of hedged positions. – Updated
The company expects to generate free cash flow (non-GAAP) of at least $8.5 billion through cash flow from operations of at least $10.0 billion and capital expenditures of approximately $1.5 billion. This does not include any potential payments related to the ongoing tax litigation with the U.S. Internal Revenue Service. – No Change
Second Quarter 2021 Considerations – New
Comparable net revenues (non-GAAP) are expected to include an approximate 3% to 4% currency tailwind based on the current rates and including the impact of hedged positions.
Comparable EPS (non-GAAP) is expected to include an approximate 5% to 6% currency tailwind based on the current rates and including the impact of hedged positions.

Notes
•All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.
•All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. “Unit case” means a unit of measurement equal to 192 U.S. fluid ounces of finished beverage (24 eight-ounce servings), with the exception of unit case equivalents for Costa® non-ready-to-drink beverage products which are primarily measured in number of transactions. “Unit case volume” means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers or consumers.
•“Concentrate sales” represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. For Costa® non-ready-to-drink beverage products, “concentrate sales” represents the amount of coffee beans and finished beverages (in all instances expressed in equivalent unit cases) sold by the company to customers or consumers. In the reconciliation of reported net revenues, “concentrate sales” represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments and the Global Ventures operating segment after considering the impact of structural changes, if any. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume computed based on total sales (rather than average daily sales) in each of the corresponding periods after considering the impact of structural changes, if any. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.
•“Price/mix” represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.
•First quarter 2021 financial results were impacted by five additional days as compared to first quarter 2020, and fourth quarter 2021 financial results will be impacted by six fewer days as compared to fourth quarter 2020. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss first quarter 2021 operating results today, April 19, 2021, at 8:30 a.m. ET. The company invites participants to listen to a live webcast of the conference call on the company’s website, http://www.coca-colacompany.com, in the “Investors” section. An audio replay in downloadable digital format and a transcript of the call will be available on the website within 24 hours following the call. Further, the “Investors” section of the website includes certain supplemental information and a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the call when discussing financial results.
Contacts:
Investors and Analysts: Tim Leveridge, koinvestorrelations@coca-cola.com
Media: Scott Leith, sleith@coca-cola.com

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	April 2, 2021	March 27, 2020	% Change
Net Operating Revenues	$9,020	$8,601	5
Cost of goods sold	3,505	3,371	4
Gross Profit	5,515	5,230	5
Selling, general and administrative expenses	2,669	2,648	1
Other operating charges	124	202	(39)
Operating Income	2,722	2,380	14
Interest income	66	112	(41)
Interest expense	442	193	129
Equity income (loss) — net	279	167	67
Other income (loss) — net	138	544	(75)
Income Before Income Taxes	2,763	3,010	(8)
Income taxes	508	215	135
Consolidated Net Income	2,255	2,795	(19)
Less: Net income (loss) attributable to noncontrolling interests	10	20	(48)
Net Income Attributable to Shareowners of The Coca-Cola Company	$2,245	$2,775	(19)
Basic Net Income Per Share[1]	$0.52	$0.65	(19)
Diluted Net Income Per Share[1]	$0.52	$0.64	(19)
Average Shares Outstanding	4,307	4,289	0
Effect of dilutive securities	23	36	(35)
Average Shares Outstanding Assuming Dilution	4,330	4,325	0
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Calculated based on net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	April 2, 2021	December 31, 2020
ASSETS
Current Assets
Cash and cash equivalents	$8,484	$6,795
Short-term investments	1,871	1,771
Total Cash, Cash Equivalents and Short-Term Investments	10,355	8,566
Marketable securities	2,234	2,348
Trade accounts receivable, less allowances of $527 and $526, respectively	3,762	3,144
Inventories	3,356	3,266
Prepaid expenses and other assets	2,225	1,916
Total Current Assets	21,932	19,240
Equity method investments	18,966	19,273
Other investments	806	812
Other assets	6,494	6,184
Deferred income tax assets	2,332	2,460
Property, plant and equipment — net	10,673	10,777
Trademarks with indefinite lives	10,584	10,395
Goodwill	17,618	17,506
Other intangible assets	588	649
Total Assets	$89,993	$87,296
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$10,929	$11,145
Loans and notes payable	1,933	2,183
Current maturities of long-term debt	2,880	485
Accrued income taxes	744	788
Total Current Liabilities	16,486	14,601
Long-term debt	40,170	40,125
Other liabilities	8,558	9,453
Deferred income tax liabilities	2,447	1,833
The Coca-Cola Company Shareowners’ Equity
Common stock, $0.25 par value; authorized — 11,200 shares; issued — 7,040 shares	1,760	1,760
Capital surplus	17,630	17,601
Reinvested earnings	67,009	66,555
Accumulated other comprehensive income (loss)	(14,133)	(14,601)
Treasury stock, at cost — 2,729 and 2,738 shares, respectively	(51,911)	(52,016)
Equity Attributable to Shareowners of The Coca-Cola Company	20,355	19,299
Equity attributable to noncontrolling interests	1,977	1,985
Total Equity	22,332	21,284
Total Liabilities and Equity	$89,993	$87,296

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)

	Three Months Ended
	April 2, 2021	March 27, 2020
Operating Activities
Consolidated net income	$2,255	$2,795
Depreciation and amortization	366	367
Stock-based compensation expense	58	(5)
Deferred income taxes	377	(122)
Equity (income) loss — net of dividends	(250)	(157)
Foreign currency adjustments	(20)	(59)
Significant (gains) losses — net	1	(919)
Other operating charges	69	190
Other items	157	235
Net change in operating assets and liabilities	(1,377)	(1,769)
Net Cash Provided by Operating Activities	1,636	556
Investing Activities
Purchases of investments	(1,466)	(1,455)
Proceeds from disposals of investments	1,375	1,603
Acquisitions of businesses, equity method investments and nonmarketable securities	(4)	(984)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	2	36
Purchases of property, plant and equipment	(216)	(327)
Proceeds from disposals of property, plant and equipment	11	91
Other investing activities	17	(48)
Net Cash Provided by (Used in) Investing Activities	(281)	(1,084)
Financing Activities
Issuances of debt	5,588	12,563
Payments of debt	(3,044)	(4,833)
Issuances of stock	183	413
Purchases of stock for treasury	(104)	(94)
Dividends	(1,810)	—
Other financing activities	(449)	(239)
Net Cash Provided by (Used in) Financing Activities	364	7,810
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(18)	(54)
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the period	1,701	7,228
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	7,110	6,737
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents at End of Period	8,811	13,965
Less: Restricted cash and restricted cash equivalents at end of period	327	404
Cash and Cash Equivalents at End of Period	$8,484	$13,561

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments and Corporate
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) Before Income Taxes
	April 2, 2021	March 27, 2020	% Fav. / (Unfav.)	April 2, 2021	March 27, 2020	% Fav. / (Unfav.)	April 2, 2021	March 27, 2020	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,623	$1,725	(6)	$820	$960	(15)	$830	$971	(14)
Latin America	909	930	(2)	552	539	2	555	535	4
North America	2,937	2,850	3	792	387	105	816	402	103
Asia Pacific	1,402	1,128	24	686	511	34	695	513	35
Global Ventures	570	573	(1)	26	19	37	27	18	54
Bottling Investments	1,896	1,658	14	141	63	125	317	198	60
Corporate	17	31	(46)	(295)	(99)	(198)	(477)	373	—
Eliminations	(334)	(294)	(14)	—	—	—	—	—	—
Consolidated	$9,020	$8,601	5	$2,722	$2,380	14	$2,763	$3,010	(8)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended April 2, 2021, intersegment revenues were $161 million for Europe, Middle East & Africa, $1 million for North America, $170 million for Asia Pacific and $2 million for Bottling Investments. During the three months ended March 27, 2020, intersegment revenues were $152 million for Europe, Middle East & Africa, $1 million for North America, $139 million for Asia Pacific and $2 million for Bottling Investments.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: “comparable net revenues,” “comparable currency neutral net revenues,” “organic revenues,” “comparable operating margin,” “underlying operating margin,” “comparable operating income,” “comparable currency neutral operating income,” “comparable EPS,” “comparable currency neutral EPS,” “underlying effective tax rate” and “free cash flow,” each of which is defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors’ ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included below. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company’s performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS
•“Currency neutral operating results” are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company’s financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.
•“Structural changes” generally refer to acquisitions and divestitures of bottling operations, including the impact of intercompany transactions between our operating segments.
•“Comparable net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral net revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of changes in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non-GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company’s revenue performance and trends by improving their ability to compare our period-to-period results. “Organic revenues” is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural changes, as applicable, and the impact of changes in foreign currency exchange rates. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company’s ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange as well as the impact of acquisitions, divestitures and structural changes. There were no adjustments related to acquisitions, divestitures and structural changes for the three months ended April 2, 2021. In 2020, the company discontinued our Odwalla juice business. The impact of discontinuing our Odwalla juice business has been included in acquisitions, divestitures and structural changes in our analysis of net operating revenues on a consolidated basis as well as for the North America operating segment.
•“Comparable operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Comparable currency neutral operating income” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. “Comparable operating margin” is a

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). “Underlying operating margin” is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below), the impact of changes in foreign currency exchange rates, and the impact of acquisitions, divestitures and structural changes, as applicable. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable operating income (non-GAAP) growth measure, comparable currency neutral operating income (non-GAAP) growth measure, comparable operating margin (non-GAAP) measure and underlying operating margin (non-GAAP) measure enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Comparable EPS” and “comparable currency neutral EPS” are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company’s performance and make resource allocation decisions. Further, management believes the comparable EPS (non-GAAP) and comparable currency neutral EPS (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company’s underlying business performance and trends by improving their ability to compare our period-to-period financial results.
•“Underlying effective tax rate” is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).
•“Free cash flow” is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company’s performance and make resource allocation decisions.
ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as “items impacting comparability” based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company’s ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered “items impacting comparability.” Items impacting comparability include, but are not limited to, asset impairments, charges related to our strategic realignment initiatives, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (non-designated) hedging activities, and timing differences related to unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results (“currency neutral operating results” defined above).
Asset Impairments
During the three months ended March 27, 2020, the company recorded an impairment charge of $152 million related to our Odwalla trademark, which was primarily driven by revised projections of future operating results due to reduced availability at retail customer outlets and a change in brand focus in the company’s portfolio. The company also recorded an impairment charge of $26 million associated with an investment in an equity security without a readily determinable fair value, which was primarily driven by revised projections of future operating results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Strategic Realignment
In August 2020, the company announced strategic steps to transform our organizational structure in an effort to better enable us to capture growth in the fast-changing marketplace. The company is building a networked global organization comprised of operating units, category leads, platform services and the center. The operating units are highly interconnected with more consistency in the structure and a focus on eliminating duplication of resources and scaling new products more quickly. The global marketing category leadership teams primarily focus on innovation, marketing efficiency and effectiveness. The center provides strategy, governance and scale for global initiatives. The operating units, global marketing category leadership teams, and the center are supported by platform services, which focuses on providing efficient and scaled global services and capabilities including, but not limited to, governance, transactional work, data management, consumer analytics, digital commerce and social/digital hubs. During the three months ended April 2, 2021, the company recorded charges of $147 million, which were primarily related to severance costs and pension settlement charges associated with our strategic realignment initiatives.
Productivity and Reinvestment
During the three months ended April 2, 2021 and March 27, 2020, the company recorded charges of $18 million and $39 million, respectively, related to our productivity and reinvestment initiatives. The costs incurred were primarily related to certain remaining initiatives designed to further simplify and standardize our organization, which we expect to be completed by the end of 2022.
Equity Investees
During the three months ended April 2, 2021 and March 27, 2020, the company recorded a net gain of $37 million and a net charge of $38 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months ended April 2, 2021, the company recorded a charge of $4 million related to the remeasurement of our contingent consideration liability to fair value in conjunction with the fairlife, LLC (“fairlife”) acquisition.
During the three months ended March 27, 2020, the company recognized a gain of $902 million in conjunction with our acquisition of the remaining ownership interest in fairlife, which resulted from the remeasurement of our previously held equity interest in fairlife to fair value, and recorded a charge of $11 million related to the remeasurement of our contingent consideration liability to fair value. The company also recognized gains of $23 million related to the sale of a portion of our ownership interest in certain unconsolidated bottling operations.
Other Items
Economic (Non-Designated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, certain interest rate risk, and the price risk associated with the purchase of materials used in our manufacturing processes as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized in earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. Management believes this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months ended April 2, 2021 and March 27, 2020, the net impact of the company’s adjustment related to our economic hedging activities resulted in increases of $121 million and $51 million, respectively, to our non-GAAP income before income taxes.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
Unrealized Gains and Losses on Equity and Trading Debt Securities
The company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. Management believes this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three months ended April 2, 2021 and March 27, 2020, the net impact of the company’s adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in a decrease of $125 million and an increase of $371 million, respectively, to our non-GAAP income before income taxes.
Extinguishment of Long-Term Debt
During the three months ended April 2, 2021, the company recorded charges of $58 million related to the extinguishment of certain long-term debt.
Other
During the three months ended April 2, 2021, the company recorded net charges of $19 million related to restructuring our manufacturing operations in the United States. The company also recorded a charge of $9 million related to tax litigation expense.
Certain Tax Matters
During the three months ended April 2, 2021, the company recorded $21 million of excess tax benefits associated with the company’s stock-based compensation arrangements and recorded a net tax benefit of $6 million related to a change in a tax law in a foreign jurisdiction. The company also recorded net income tax expense of $13 million for changes to our uncertain tax positions, including interest and penalties, as well as for various discrete tax items and recorded income tax expense of $7 million associated with return to provision adjustments.
During the three months ended March 27, 2020, the company recorded $56 million of excess tax benefits associated with the company’s stock-based compensation arrangements. The company also recorded $48 million of net tax benefits for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters. In addition, the company recorded $38 million of net tax benefits related to changes in tax laws in certain foreign jurisdictions.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 2, 2021
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$9,020	$3,505	$5,515	61.1%	$2,669	$124	$2,722	30.2%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Strategic Realignment	—	—	—		—	(93)	93
Productivity and Reinvestment	—	—	—		—	(18)	18
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(4)	4
Other Items	(1)	51	(52)		—	(9)	(43)
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$9,019	$3,556	$5,463	60.6%	$2,669	$—	$2,794	31.0%

	Three Months Ended March 27, 2020
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$8,601	$3,371	$5,230	60.8%	$2,648	$202	$2,380	27.7%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(152)	152
Strategic Realignment	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(39)	39
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(11)	11
Other Items	(28)	(80)	52		—	—	52
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$8,573	$3,291	$5,282	61.6%	$2,648	$—	$2,634	30.7%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	5	4	5		1	(39)	14
% Currency Impact	(1)	0	(1)		0	—	(2)
% Change — Currency Neutral (Non-GAAP)	5	4	6		0	—	17

% Change — Comparable (Non-GAAP)	5	8	3		1	—	6
% Comparable Currency Impact (Non-GAAP)	0	0	0		0	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	5	8	4		0	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended April 2, 2021
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$442	$279	$138	$2,763	$508	18.4%	$2,245	$0.52
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—		—	—
Strategic Realignment	—	—	54	147	32		115	0.03
Productivity and Reinvestment	—	—	—	18	6		12	—
Equity Investees	—	(37)	—	(37)	(4)		(33)	(0.01)
Transaction Gains/Losses	—	—	—	4	1		3	—
Other Items	(247)	—	(122)	82	19		63	0.01
Certain Tax Matters	—	—	—	—	7		(7)	—
Comparable (Non-GAAP)	$195	$242	$70	$2,977	$569	19.1% [2]	$2,398	$0.55

	Three Months Ended March 27, 2020
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]	Effective tax rate	Net income[3]	Diluted net income per share
Reported (GAAP)	$193	$167	$544	$3,010	$215	7.2%	$2,775	$0.64
Items Impacting Comparability:
Asset Impairments	—	—	26	178	43		135	0.03
Strategic Realignment	—	—	—	—	—		—	—
Productivity and Reinvestment	—	—	—	39	9		30	0.01
Equity Investees	—	38	—	38	1		37	0.01
Transaction Gains/Losses	—	—	(925)	(914)	35		(949)	(0.22)
Other Items	—	—	370	422	95		327	0.08
Certain Tax Matters	—	—	—	—	142		(142)	(0.03)
Comparable (Non-GAAP)	$193	$205	$15	$2,773	$540	19.5%	$2,213	$0.51

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income before income taxes	Income taxes[1]		Net income[3]	Diluted net income per share
% Change — Reported (GAAP)	129	67	(75)	(8)	135		(19)	(19)
% Change — Comparable (Non-GAAP)	1	18	379	7	5		8	8
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.
2 This does not include the impact, if the company were not to prevail, of the ongoing tax litigation with the U.S. Internal Revenue Service.
3 This represents net income attributable to shareowners of The Coca-Cola Company.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Diluted Net Income Per Share:
Three Months Ended April 2, 2021
% Change — Reported (GAAP)	(19)
% Currency Impact	(2)
% Change — Currency Neutral (Non-GAAP)	(17)

% Impact of Items Impacting Comparability (Non-GAAP)	(27)
% Change — Comparable (Non-GAAP)	8
% Comparable Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral (Non-GAAP)	10
Note: Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment and Corporate:

	Three Months Ended April 2, 2021
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,623	$909	$2,937	$1,402	$570	$1,896	$17	$(334)	$9,020
Items Impacting Comparability:
Other Items	—	—	—	(1)	—	—	—	—	(1)
Comparable (Non-GAAP)	$1,623	$909	$2,937	$1,401	$570	$1,896	$17	$(334)	$9,019

	Three Months Ended March 27, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,725	$930	$2,850	$1,128	$573	$1,658	$31	$(294)	$8,601
Items Impacting Comparability:
Other Items	—	—	—	—	—	—	(28)	—	(28)
Comparable (Non-GAAP)	$1,725	$930	$2,850	$1,128	$573	$1,658	$3	$(294)	$8,573

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(6)	(2)	3	24	(1)	14	(46)	(14)	5
% Currency Impact	1	(10)	0	6	5	(2)	(91)	—	(1)
% Change — Currency Neutral (Non-GAAP)	(7)	8	3	18	(5)	17	45	—	5
% Acquisitions, Divestitures and Structural Changes	0	0	(1)	0	0	0	0	—	0
% Change — Organic Revenues (Non-GAAP)	(7)	8	4	18	(5)	17	45	—	6

% Change — Comparable (Non-GAAP)	(6)	(2)	3	24	(1)	14	498	—	5
% Comparable Currency Impact (Non-GAAP)	1	(10)	0	6	5	(2)	1	—	0
% Change — Comparable Currency Neutral (Non-GAAP)	(7)	8	3	18	(5)	17	497	—	5
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment and Corporate:

	Three Months Ended April 2, 2021
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$820	$552	$792	$686	$26	$141	$(295)	$2,722
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—	—
Strategic Realignment	50	11	12	13	—	—	7	93
Productivity and Reinvestment	—	—	—	—	—	—	18	18
Transaction Gains/Losses	—	—	—	—	—	—	4	4
Other Items	—	—	(46)	(1)	3	(8)	9	(43)
Comparable (Non-GAAP)	$870	$563	$758	$698	$29	$133	$(257)	$2,794

	Three Months Ended March 27, 2020
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$960	$539	$387	$511	$19	$63	$(99)	$2,380
Items Impacting Comparability:
Asset Impairments	—	—	152	—	—	—	—	152
Strategic Realignment	—	—	—	—	—	—	—	—
Productivity and Reinvestment	—	—	—	—	—	—	39	39
Transaction Gains/Losses	—	—	—	—	—	—	11	11
Other Items	—	—	68	—	—	14	(30)	52
Comparable (Non-GAAP)	$960	$539	$607	$511	$19	$77	$(79)	$2,634

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Global Ventures	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	(15)	2	105	34	37	125	(198)	14
% Currency Impact	0	(11)	0	8	5	(21)	(32)	(2)
% Change — Currency Neutral (Non-GAAP)	(15)	13	104	26	32	146	(166)	17

% Impact of Items Impacting Comparability (Non-GAAP)	(5)	(2)	80	(2)	(17)	51	26	8
% Change — Comparable (Non-GAAP)	(9)	4	25	37	54	74	(224)	6
% Comparable Currency Impact (Non-GAAP)	1	(11)	0	8	6	(17)	(3)	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	(10)	15	24	29	48	91	(220)	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions unless noted)

Operating Margin:
	Three Months Ended April 2, 2021	Three Months Ended March 27, 2020	Basis Point Growth (Decline)
Reported Operating Margin (GAAP)	30.18%	27.67%	251
Items Impacting Comparability (Non-GAAP)	(0.79)%	(3.06)%
Comparable Operating Margin (Non-GAAP)	30.97%	30.73%	24
Comparable Currency Impact (Non-GAAP)	(0.21)%	0.00%
Comparable Currency Neutral Operating Margin (Non-GAAP)	31.18%	30.73%	45
Impact of Acquisitions, Divestitures and Structural Changes on Comparable Currency Neutral Operating Margin (Non-GAAP)	0.00%	(0.16)%
Underlying Operating Margin (Non-GAAP)	31.18%	30.89%	29

Free Cash Flow:
	Three Months Ended April 2, 2021	Three Months Ended March 27, 2020	$ Change
Net Cash Provided by Operating Activities (GAAP)	$1,636	$556	$1,080
Purchases of Property, Plant and Equipment (GAAP)	(216)	(327)	111
Free Cash Flow (Non-GAAP)	$1,420	$229	$1,191

Projected 2021 Free Cash Flow (In billions):
Year Ending December 31, 2021
Net Cash Provided by Operating Activities (GAAP)[1]	$10.0
Purchases of Property, Plant and Equipment (GAAP)	(1.5)
Projected Free Cash Flow (Non-GAAP)	$8.5
1 This does not include any potential payments related to the ongoing tax litigation with the U.S. Internal Revenue Service.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company with products sold in more than 200 countries and territories. Our company’s purpose is to refresh the world and make a difference. We sell multiple billion-dollar brands across several beverage categories worldwide. Our portfolio of sparkling soft drink brands includes Coca-Cola, Sprite and Fanta. Our hydration, sports, coffee and tea brands include Dasani, smartwater, vitaminwater, Topo Chico, Powerade, Costa, Georgia, Gold Peak, Honest and Ayataka. Our nutrition, juice, dairy and plant-based beverage brands include Minute Maid, Simply, innocent, Del Valle, fairlife and AdeS. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We seek to positively impact people’s lives, communities and the planet through water replenishment, packaging recycling, sustainable sourcing practices and carbon emissions reductions across our value chain. Together with our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause The Coca-Cola Company’s actual results to differ materially from its historical experience and our present expectations or projections. These risks include, but are not limited to, the negative impacts of the COVID-19 pandemic on our business; an inability to realize the economic benefits from our productivity initiatives, including our reorganization and related strategic realignment initiatives; an inability to attract or retain a highly skilled and diverse workforce; increased competition; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; an inability to be successful in our innovation activities; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; increased cost, disruption of supply or shortage of energy or fuel; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; an inability to successfully manage new product launches; obesity and other health-related concerns; evolving consumer product and shopping preferences; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; damage to our brand image, corporate reputation and social license to operate from negative publicity, whether or not warranted, concerning product safety or quality, workplace and human rights, obesity or other issues; an inability to maintain good relationships with our bottling partners; deterioration in our bottling partners’ financial condition; an inability to successfully integrate and manage consolidated bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; increases in income tax rates, changes in income tax laws or the unfavorable resolution of tax matters, including the outcome of our ongoing tax dispute or any related disputes with the U.S. Internal Revenue Service (“IRS”); the possibility that the assumptions used to calculate our estimated aggregate incremental tax and interest liability related to the potential unfavorable outcome of the ongoing tax dispute with the IRS could significantly change; increased or new indirect taxes in the United States and throughout the world; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; litigation or legal proceedings; conducting business in markets with high-risk legal compliance environments; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; fluctuations in foreign currency exchange rates; interest rate increases; unfavorable general economic conditions in the United States and international markets; an inability to achieve our overall long-term growth objectives; default by or failure of one or more of our counterparty financial institutions; impairment charges; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster Beverage Corporation; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; failure to comply with personal data protection and privacy laws; failure to digitize the Coca-Cola system; failure by our third-party service providers and business partners to satisfactorily fulfill their commitments and responsibilities; increasing concerns about the environmental impact of plastic bottles and other plastic packaging materials; water scarcity and poor quality; increased demand for food products and decreased agricultural productivity; climate change and legal or regulatory responses thereto; adverse weather conditions; and other risks discussed in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2020, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements.